UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 5, 2005

THE TIMBERLAND COMPANY

(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

200 Domain Drive, Stratham, NH		03885
(Address of Principal Executive Offices)		(Zip Code)

(603) 772-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On July 5, 2005, the Board of Directors of The Timberland Company (referred to as “Timberland”, “Company”, “we”, “our”, or “us”) approved management’s recommendation to close the Company’s manufacturing facility in Isabela, Puerto Rico at the end of 2005.  On July 6, 2005, the Company issued a press release announcing the closure of the manufacturing facility which included information related to the reasons for the closure, the expected timing of the closure, and an estimate of the costs and charges expected to be incurred in connection with the closure.  A copy of our press release is attached hereto as Exhibit 99 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(c)                                  Exhibits.

The Company hereby files as Exhibit 99 to this report our press release dated July 6, 2005 setting forth the Company’s announcement of the planned closure of our Puerto Rico manufacturing facility and information related to the closure.

Exhibit Index

Exhibit Number	Description

99	Press Release of The Timberland Company dated July 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY

Date: July 8, 2005	By:	/s/ John Crimmins
	Name:	John Crimmins
	Title:	Vice President, Corporate Controller and
Chief Accounting Officer